Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2009 in the Registration Statement (Amendment No. 1 to Form S-1) and related Prospectus of Calix Networks, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

San Jose, California

December 30, 2009